UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2015

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14300 N. Northsight Blvd., #208 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 407-257-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2015, Zoned Properties, Inc. (the “Company”) granted Bryan McLaren, the Company’s Chief Executive Officer and President, an option (the “Option”), pursuant to the Company’s October 1, 2014 Employee Stock Option Plan, to purchase 250,000 of the Company’s common stock at an exercise price of $1.00 per share. The grant date of the Option was December 30, 2015. The Option vests and becomes exercisable as follows:

●	The Option vests with respect 25,000 shares on December 30, 2015, the date of grant, and
●	The Option vests with respect to an additional 25,000 shares every 12 months thereafter.

The Option expires on December 30, 2026.

In addition, on December 20, 2015, the Company and Mr. McLaren entered into a Stock Option Grant Notice and Agreement (the “Option Agreement”) with respect to the Option.

The foregoing description of the Option Agreement is not a complete description of the Option Agreements and is qualified in its entirety by reference to the Option Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On January 6, 2016, Patricia Haugland resigned from her position as the Company’s Chief Operating Officer, effective January 28, 2016.

A copy of the press release issued by the Company on January 7, 2016, announcing Ms. Haugland’s resignation is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this current report on Form 8-K.

Exhibit No.	Description
10.1	Stock Option Grant Notice and Agreement dated December 20, 2015 between Zoned Properties, Inc. and Bryan McLaren.
99.1	Press release of Zoned Properties, Inc. dated January 7, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: January 7, 2016	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer and President

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